EXHIBIT 99.1

PRESS RELEASE

For further information contact:                      FOR IMMEDIATE RELEASE
Joseph M. Murphy
President and CEO
(207) 288-3314

 Bar Harbor Bankshares Announces Quarterly Cash Dividend Increase

Bar Harbor, Maine (April 18, 2006) – Bar Harbor Bankshares (AMEX:BHB), today announced that its Board of Directors has declared a cash dividend of 22.5 cents per share of common stock for the quarter ended March 31, 2006, representing an increase of one half-cent or 2.3% over the previous quarter’s dividend, and an increase of one and one-half cents or 7.1% compared with the dividend paid for the same quarter in 2005. The quarterly cash dividend will be payable to all shareholders of record as of the close of business May 19, 2006, and will be paid on June 15, 2006.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with twelve branch office locations serving Down East and Mid Coast Maine.